EXHIBIT 10.7
                                                     ------------


          FIRST AMENDMENT, dated as of February 24, 1994 to
          Agreement (the "Agreement") dated as of July 22, 1992, between COLLINS & AIKMAN CORPORATION (the "Company") and THOMAS E. HANNAH ("Employee").

     WHEREAS, the Company and Employee desire to amend the Agreement as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. Section 1 of the Agreement is hereby amended by changing
"April  1, 1995"  to "January  31, 1997",  by changing  "April 1,
1996" to "January 31,  1998" and by changing "April 1" to January 31".

     2. Section 3.1 of the Agreement is hereby amended by changing "$410,000" to "$525,000".

     3. Section 3.2 of the Agreement is hereby amended by deleting paragraph (h) and by restating paragraphs (a), (b), (c) and (d) in their entirety as follows:

         (a) Employee shall be eligible to participate in any bonus plan of the Company established generally for the Company's executive officers by the Company's Board of Directors or an appropriate committee thereof, which in the absence of a designation shall be comprised of the Co-Chairmen (the
Company's Board of Directors or such committee being referred to herein as the "Compensation Board").

         (b) Employee's target bonus with respect to any fiscal year of the Company under all bonus plans in effect for such year and applicable to Employee pursuant to Section 3.2(a) shall be in the aggregate 75% of his annual base pay (the "Target Bonus") and his maximum bonus with respect to any fiscal year of the Company shall be in the aggregate 150% of his annual base pay. Subject to the provisions of such plans and to this Section 3.2, Employee shall receive the Target
Bonus with respect to any fiscal year in which the Company achieves all the goals set by the Compensation Board for such year.







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         (c)  In determining  whether  Employee  shall receive  a
bonus hereunder, goals and performance shall be measured for the Company as a whole (including Dura) notwithstanding any provisions in any bonus plan of the Company which refer to units or divisions of the Company. Any determination of performance or goals by the Compensation Board shall be final and binding upon Employee.

         (d) The bonus plan of the Company may change at any time and from time-to-time.

     4.  Section 3.3 of the Agreement is hereby deleted.

     5. Section 6.2 of the Agreement is hereby amended by inserting in paragraph (b) immediately after "May 16, 1991" the words "or any replacement letter".

     6. Section 11 of the Agreement is hereby amended by changing "James R. Birle" to "David A. Stockman", by changing "Robert B. McKeon" to "Randall J. Weisenburger" and by changing "Wickes
Companies, Inc." to "Collins & Aikman Group, Inc."

     7. The validity, interpretation and performance of this Amendment shall be governed by the laws of the State of New York, regardless of the laws that might be applied under applicable
principles  of conflicts  of laws.   Each  of the  parties hereby
waives any right such party may have to a trial by jury.

     8.    All references  in the  Agreement to  this "Agreement"
shall mean the  Agreement,  as amended  hereby.   Except  as  expressly
amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                              /s/ Thomas E. Hannah  [L.S.]




                              COLLINS & AIKMAN CORPORATION

                              By /s/ Randall J. Weisenburger
                                  Title: Co-Chairman



                              By /s/ David A. Stockman
                                  Title: Co-Chairman